UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

Chimera Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33796	26-0630461
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 32nd Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 626-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	CIM	New York Stock Exchange
8.00% Series A Cumulative Redeemable Preferred Stock	CIM PRA	New York Stock Exchange
8.00% Series B Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRB	New York Stock Exchange
7.75% Series C Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRC	New York Stock Exchange
8.00% Series D Cumulative Fixed-to-Floating Rate Redeemable Preferred Stock	CIM PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

On June 8, 2020, Chimera Investment Corporation (the “Company”) and certain of its affiliates entered into a Credit Agreement (“Credit Agreement”) with an affiliate of Ares Management Corporation as the Administrative Agent and Collateral Agent for a syndicate of lenders (the “Lenders”), and also issued warrants to purchase shares of the Company’s common stock (each, a “Warrant” and collectively, the “Warrants”) to affiliates of each of the Lenders.

Item 3.02.	Unregistered Sales of Equity Securities.

The information pertaining to the Warrants set forth in Item 8.01 is incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD.

On June 10, 2020, the Company issued a press release related to the Credit Agreement, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Credit Facility

On June 8, 2020, the Company and the Lenders entered into a $400 million senior secured, non-mark-to-market Credit Agreement. Pursuant to the Credit Agreement, the Company pledged approximately $550 million of existing assets, including approximately $482 million of securities from Company sponsored mortgage loan securitizations, related risk retention securities, and resecuritizations. The net funds, after paying off any related financing facilities, are expected to be used by the Company to finance the acquisition of mortgage assets, including residential mortgage loans and mortgage-backed securities within the Company’s targeted asset classes.

Term loans under the Credit Facility in a principal amount of $400 million were funded on June 10, 2020. Interest on the outstanding principal amount of the term loans accrues at an annual rate of 7%, which may be increased by up to 3% upon the occurrence of certain events of defaults. The Company may pledge additional assets to maintain the $400 million borrowed amount and, subject to certain conditions, may substitute assets. The representation, warranties, and covenants in the Credit Agreement are similar to those in the Company’s other secured financing facilities. The maturity date for the term loans under the Credit Agreement is June 8, 2023.

Warrants

In connection with the Credit Agreement, on June 8, 2020, the Company issued Warrants to affiliates of each of the Lenders, which provides the Lenders the right to purchase up to an aggregate of 20,300,000 shares (the “Warrant Shares”) of the Company’s common stock, at a price of $0.01 per share, representing approximately 7.7% of the Company’s common stock after giving effect to the issuance of the Warrant Shares. The number of Warrant Shares may be proportionally adjusted for stock distributions, stock splits, cash distributions above specified threshold amounts, mergers, reorganizations, spin-offs and other customary events, as well issuances by the Company of common stock below specified levels (subject to certain exceptions). The Warrants have an exercise price of $0.1 per share and are exercisable generally on the earlier of (i) June 8, 2023; (ii) the date on which the amounts financed under the Credit Agreement are discharged in full, and (iii) an event of default is declared under the Credit Agreement and all amounts are then due, and are exercisable for one year. The Company is permitted to settle any exercise of the Warrants in cash at a price of 90% of the fair market value of the Company’s common stock at the time of exercise. In addition, the Company granted the Lenders certain pre-emptive rights with respect to future offerings of the Company’s common stock (or securities convertible into common stock).

The Warrants and the Warrant Shares issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended, and are being issued in a private placement pursuant to Section 4(a)(2) thereof. The Company relied on this exemption from registration based in part on representations made by the Lenders in the Warrant.

Registration Rights Agreement

In connection with the issuance of the Warrants, the Company and affiliates of each of the Lenders entered into a Registration Rights Agreement, dated June 8, 2020, pursuant to which the Company has agreed to provide customary demand and piggyback registration rights to each of the Lenders. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed, upon request, to prepare and file a resale registration statement with the Securities and Exchange Commission as promptly as reasonably practicable with respect to the shares of common stock for which the Warrants may be exercised (but in no event within specified time frames set forth therein).

Copies of the form of Warrant and the Registration Rights Agreement are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the form of Warrant and the Registration Rights Agreement attached hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

4.2	Registration Rights Agreement, dated June 8, 2020, by and among the Company and certain affiliates of the Lenders named therein

99.1	Press Release of the Company, dated June 10, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHIMERA INVESTMENT CORPORATION

Date: June 10, 2020	By:	/s/ Rob Colligan
	Name:	Rob Colligan
	Title:	Chief Financial Officer